UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

Commission File Number: 0 - 30927

GARUDA CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	980209053
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

502 – 1978 Vine Street, Vancouver, British Columbia, Canada V6K 4S14
(Address of principal executive offices)

(604) 737-0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 15, 2005, Garuda Capital Corp. (the “Company”) entered into subscription agreements (the “Agreements”) with non U.S. persons pursuant to which the Company received private equity placements for an aggregate of 15,020,044 units raising proceeds to the Company of approximately $1,520,044. The units were priced at $0.10 each. Each unit consists of one share of common stock and a one-half non-transferable warrant. Each full warrant allows the purchase one share at an exercise price of $0.20 per share, exercisable for a period of two years from the date of issuance. Approximately 3,200,000 of the units sold were purchased by directors of the Company.

The Company claims an exemption from the registration afforded by Regulation S of the Act (“Regulation S”) for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S,), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the Company, a distributor, any their respective affiliates, or any person acting on behalf of any of the foregoing.

A copy of the Company's press release is attached to this report as Exhibit 99.1 and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreements dated as of March 15, 2005

99.1	Press Release Issued by the Company on March 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 16, 2005		GARUDA CAPITAL CORP.
(Issuer)

		By:	/s/ C. Robin Relph____________
C. Robin Relph, President,
Chief Executive Officer,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Subscription Agreements dated as of March 15, 2005

99.1	Press Release Issued by the Company on March 16, 2005